As filed with the Securities and Exchange Commission on November 15, 2005

Registration No. 333–40516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPP GROUP PLC

(Exact name of registrant as specified in its charter)

ENGLAND AND WALES	98-0110868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 FARM STREET

LONDON W1J 5RJ ENGLAND

011-44-20-7408-2204

(Address of principal executive offices)

YOUNG & RUBICAM HOLDINGS INC. MANAGEMENT STOCK OPTION PLAN

YOUNG & RUBICAM INC. 1997 INCENTIVE COMPENSATION PLAN

YOUNG & RUBICAM INC. DIRECTORS STOCK OPTION PLAN

(Full title of the plans)

ANDREA HARRIS, ESQ.

GROUP CHIEF COUNSEL

27 FARM STREET

LONDON W1J 5RJ ENGLAND

(Name and address of agent for service)

011-44-20-7408-2204

(Telephone number, including area code, of agent for service)

Copy to:

CURT C. MYERS, ESQ.

DAVIS & GILBERT LLP

1740 BROADWAY

NEW YORK, N.Y. 10019

(212) 468-4800

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registration fee was paid at the time of the original filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

EXPLANATORY NOTE

On October 25, 2005, WPP 2005 plc (previously known as “WPP Group plc” and hereinafter, the “Predecessor Registrant”) completed a reorganization (the “Reorganization”) of its capital and corporate structure through a scheme of arrangement pursuant to Section 425 of the Companies Act of 1985 of Great Britain, resulting in the formation of a new holding company, WPP Group plc (previously known as “WPP 2005 plc” and hereinafter, the “Registrant”), and pursuant to which ordinary shares, each having a nominal value of 475 pence, of the Registrant were exchanged for ordinary shares, each having a nominal value of 10 pence each, of the Predecessor Registrant. Subsequent to the Reorganization and in connection therewith, the Registrant undertook a capital reduction resulting in a decrease in the per share nominal value of its ordinary shares from 475 pence to 10 pence, effective on October 27, 2005.

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 333-40516, filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2000 by the Predecessor Registrant (the “Registration Statement”), relating to the Young & Rubicam Holdings Inc. Management Stock Option Plan, the Young & Rubicam Inc. 1997 Incentive Compensation Plan and the Young & Rubicam Inc. Directors Stock Option Plan (collectively, the “Plans”), is being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reorganization.

In accordance with Rule 414(d) under the Securities Act, the Registrant, as the successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Young & Rubicam Holdings Inc. Management Stock Option Plan, the Young & Rubicam Inc. 1997 Incentive Compensation Plan and the Young & Rubicam Inc. Directors Stock Option Plan (collectively, the “Plans”), as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans is available without charge by contacting:

Andrea Harris, Esq.

Group Chief Counsel

WPP Group plc

27 Farm Street

London W1J 5RJ England

011-44-20-7408-2204

3

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 20-F for the year ended December 31, 2004.

(b)	Not applicable.

(c)	Report on Form 6-K filed on November 10, 2005, which includes a description of the Registrant’s share capital and American Depositary Shares, representing the Registrant’s ordinary shares.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 136 of the Registrant’s Articles of Association provides:

“Except to the extent prohibited or restricted by the Statutes, but without prejudice to any indemnity to which a director or other officer may otherwise be entitled, every director or other officer (excluding an auditor) of the Company may be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.”

Section 310 of the U.K. Companies Act 1985 (as amended) provides as follows:

“310. PROVISIONS EXEMPTING OFFICERS AND AUDITORS FROM LIABILITY

(1) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3) This section does not prevent a company

(a)	from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

(b)	from indemnifying any such officer or auditor against any liability incurred by him

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

(ii)	in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.”

Section 727 of the U.K. Companies Act 1985 (as amended) provides as follows:

“727. POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES:

(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect to the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.”

The Registrant maintains directors’ and officers’ insurance coverage that, subject to policy terms and limitations, will include coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay directors or officers of Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.	EXHIBITS

Exhibit No.	Description
4.1	Memorandum and Articles of Association of WPP Group plc (incorporated herein by reference to Exhibit 1 of the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 0-16350)).

4.2	Deposit Agreement, dated as of October 27, 2005, among WPP 2005 plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 3(a) of the Registrant’s Registration Statement on Form F-6 filed with the Securities and Exchange Commission on October 21, 2005 (File No. 333-129170)).

4.3	Form of American Depositary Receipt (incorporated herein by reference to prospectus filed pursuant to Rule 424(b)(3) to the Registrant’s Registration Statement on Form F-6 filed with the Securities and Exchange Commission on October 27, 2005 (File No. 333-129170)).

5.1	Opinion of Allen & Overy LLP regarding the validity of the securities to be registered.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Allen & Overy LLP (included in the opinion filed Exhibit 5.1).

24	Powers of Attorney (included on signature page).*

*	Filed herewith

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-40516) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2005.

WPP Group plc

/s/ Paul Winston George Richardson
By: Paul Winston George Richardson Title: Finance Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints Paul W. G. Richardson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities as of November 15, 2005.

Signature	Title

Philip Lader	Chairman (non-executive) of the Board of Directors

/s/ Sir Martin Stuart Sorrell Sir Martin Stuart Sorrell	Group Chief Executive Officer

/s/ Paul Winston George Richardson Paul Winston George Richardson	Finance Director (Principal Financial Officer, Principal Accounting Officer and Director)

/s/ Howard Paster Howard Paster	Executive Director

Signature	Title

/s/ Mark Julian Read Mark Julian Read	Strategy Director

Esther Dyson	Non-Executive Director

Orit Gadiesh	Non-Executive Director

/s/ David Herman Komansky David Herman Komansky	Non-Executive Director

/s/ Christopher Alasdhair Anthony Ewan Mackenzie Christopher Alasdhair Anthony Ewan Mackenzie	Non-Executive Director

/s/ Stanley Wilbur Morten Stanley Wilbur Morten	Non-Executive Director

/s/ Koichiro Naganuma Koichiro Naganuma	Non-Executive Director

Lubna Suliman Olayan	Non-Executive Director

/s/ John Anthony Quelch John Anthony Quelch	Non-Executive Director

/s/ Jeffrey Allen Rosen Jeffrey Allen Rosen	Non-Executive Director

/s/ Paul Spencer Paul Spencer	Non-Executive Director

/s/ Colin Richard Day Colin Richard Day	Non-Executive Director

/s/ Paul Winston George Richardson Paul Winston George Richardson	Authorized Representative in the United States

Index to Exhibits

Exhibit No.	Description
5.1	Opinion of Allen & Overy LLP regarding validity of securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1).

24	Powers of Attorney (included on signature page).